January 14, 2025
Beaver Hollow Wellness, LLC
Attn: Paul L. Snyder III
450 Corporate Parkway, Suite 100
Amherst, New York 14226
RE: Withdrawal from Group Agreement
To Whom it May Concern:
Please be advised that Para Bellum Consulting, Inc. ('Para Bellum')
and Founders Software, Inc. ('Founders') have executed a
Termination Agreement, terminating that certain Amended and Restated
Voting Agreement between Para Bellum and Founders, dated
September 30, 2024.  As the result of such termination, Para Bellum no longer retains any voting power or dispositive power, sole or shared, over those certain shares of common stock, par value
$0.20, of Servotronics, Inc. that are owned by
Beaver Hollow Wellness, LLC (the 'Shares').
Since Para Bellum no longer possesses any such power related to the
Shares, please consider this a formal notice of Para Bellums withdrawal from that certain Group Agreement by and among Beaver Hollow Wellness, LLC, Founders, Paul L. Snyder III, Kathleen Scheffer, Para Bellum, Christine R. Marlow, Michael W. Dolpp and Charles C. Alfiero, dated January 9, 2025. Should you require any additional information and/or documentation, please contact me.
Very truly yours,
PARA BELLUM CONSULTING, INC.
By: /s/ Kenneth D. Trbovich
Kenneth D. Trbovich
President
CC:
Lippes Mathias LLP
50 Fountain Plaza, Suite 1700
Buffalo, New York 14202

The undersigned acknowledge receipt of Para Bellum Consulting Inc.s
Notice of Withdrawal from the Group Agreement attached hereto.
The undersigned approve the withdrawal of Para Bellum Consulting, Inc., effective January 14, 2025, such that it is no longer party to the
Group Agreement or a member of the Group (as defined in the Group Agreement). BEAVER HOLLOW WELLNESS, LLC
By: /s/ Paul L. Snyder III
Name: Paul L. Snyder, III
Title: Chief Executive Officer
FOUNDERS SOFTWARE, INC.
By: /s/ Paul L. Snyder III
Name: Paul L. Snyder III
Title: Chairman and Chief Executive Officer
/s/ Kathleen Ann Scheffer
Kathleen Ann Scheffer
/s/ Paul L. Snyder III
Paul L. Snyder, III
/s/ Christine R. Marlow
Christine R. Marlow
/s/ Michael W. Dolpp
Michael W. Dolpp
/s/ Charles C. Alfiero
Charles C. Alfiero